Exhibit 99.1

               NOTIFY TECHNOLOGY CORPORATION SELLS CERTAIN PATENTS

    SAN JOSE, Calif., March 24 /PRNewswire-FirstCall/ -- Notify Technology Corporation (OTC: NTFY) announced today that it has signed an agreement to sell selected patents to Sunshine Data Ventures LLC, for net proceeds of approximately $250,000 subject to customary closing conditions.

    The patents involved are associated with Notify's legacy wireline technology and are not related to Notify's wireless technology or products.

    About Notify Technology Corporation

    Founded in 1994, Notify Technology Corporation is an innovative software company developing mobility products for organizations of all sizes. Notify's wireless solutions provide secure synchronized email and PIM access and management to any size organization on a variety of wireless 2-way devices and networks. Notify sells its wireless products directly and through authorized resellers internationally. The company is headquartered in San Jose, California. For more information, visit http://www.notifycorp.com or contact 408-777-7920.

    CONTACT: Jerry Rice, Chief Financial Officer of Notify Technology Corporation, +1-408-777-7927, or jerry.rice@notifycorp.com.

SOURCE  Notify Technology Corporation
    -0-                             03/24/2006
    /CONTACT: Jerry Rice, Chief Financial Officer of Notify Technology Corporation, +1-408-777-7927, or jerry.rice@notifycorp.com/
    /Web site:  http://www.notifycorp.com/
    (NTFY)